ACKNOWLEDGEMENT OF PURCHASE AGREEMENT
BETWEEN LAWRENCE A CARRELL TRUST AND MAMMOTH CORPORATION

This acknowledgement is dated March 17, 2014 APT POWERSPORT & UTILITY PRODUCTS LLC ("APT") and Frozen Food Gift Group, Inc. ("FROZ") and the undersigned, acknowledge that they are not parties to the Purchase Agreement dated the same date as this Acknowledgement between Mammoth Corporation ("Buyer") and the Lawrence A. Carrell Trust "(Seller") and that no funds are being paid to APT or FROZ or an affiliate of either pursuant to this agreement. APT, in a separate agreement, is agreeing to modifications of the Notes being purchased, by Buyer, with Buyer relying on the modifications as an inducement to enter into this Agreement. In the event, and only in the event, the proposed definitive share exchange agreement between APT and FROZ, which was announced in a press release on February 10, 2014 take place, FROZ and APT agree that any surviving entity will assume the Restated Notes issued pursuant to this agreement and that, pursuant to Rule 144(d)(ii) Buyer may tack to the holding period of the date the notes were originally issued to the Lawrence A. Carrell Trust, and the surviving entity will sign documents in substantially the form attached to this Acknowledgement as Exhibit A.

APT POWERSPORT & UTILITY PRODUCTS LLC By: ____________________________ Troy Covey, Manager of APT POWERSPORT & UTILITY PRODUCTS LLC	Frozen Food Gift Group, Inc. By: ____________________________ Jonathan Irwin, CEO of Frozen Food Gift Group, Inc.